UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2006
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi		39201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Trustmark Corporation announced the completion of its merger with Houston-based Republic Bancshares of Texas, Inc., and the merger of Republic National Bank into Trustmark National Bank effective at the close of business on August 25, 2006.

Richard G. Hickson, Chairman and CEO of Trustmark stated, “We are delighted to expand the Trustmark franchise within the dynamic Houston market and welcome our newest clients and associates to the Trustmark family. Republic, with six banking centers and $474 million in loans and $543 million in deposits at June 30, 2006, significantly enhances Trustmark’s Houston market presence.  Loans and deposits at June 30, 2006 in the Houston market for both companies totaled $710 million and $705 million, respectively,” said Hickson.

“The Houston market continues to be a strategic focus of Trustmark. As such, we dedicated significant time and resources in preparation for the merger to ensure a seamless transition and integration process. We also refined our plans to build an enhanced retail, mortgage banking and wealth management platform in Houston to complement Republic’s strong middle-market commercial lending base. Today, Trustmark has 11 banking centers serving the greater Houston market. Reflecting our commitment to provide expanded banking and financial solutions, we anticipate opening six additional banking centers during the next three to 18 months in Houston,” said Hickson.

C. P. “Chip” Bryan, Chairman and CEO of Trustmark-Texas, commented, “We are excited to become part of the Trustmark organization and look forward to providing our customers a comprehensive product offering that includes banking, wealth management and risk management solutions. As a result of our affiliation with Trustmark, we are positioned to strengthen customer relationships and build market share in Houston.”

Under terms of the merger agreement dated April 13, 2006, Trustmark will issue approximately 3.3 million shares of its common stock and pay approximately $100 million in cash for all of the outstanding common and preferred shares of Republic Bancshares of Texas, Inc. Republic shareholders will receive a letter of instructions describing the procedure for exchanging their certificates.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,700 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our website at www.trustmark.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark's borrowers, the ability to control expenses, changes in Trustmark's compensation and benefit plans, greater than expected costs or difficulties related to the integration of the Republic Bancshares of Texas merger, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark Corporation's filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:

Investors:	Zach Wasson	Joseph Rein
	Executive Vice President and CFO	First Vice President
	601-208-6816	601-208-6898

Media:	Gray Wiggers
Senior Vice President
601-208-5942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Chief Accounting Officer

DATE:	August 28, 2006